Exhibit 99.1

iParty Corp. Announces Amendment to Banking Line of Credit Agreement

DEDHAM, Mass.—(BUSINESS WIRE)—January 6, 2004—iParty Corp. (AMEX: IPT - news), a party goods retailer which operates 38 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com, today announced that it has amended its present banking line of credit agreement with Wells Fargo Retail Finance, LLC.  This amendment extends the maturity date of the agreement to January 2, 2007 from the present maturity date of July 31, 2004 and adds an option to increase the credit limit up to $12,500,000 from the present credit limit of $7,500,000.

Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented, “Our line of credit agreement is an important source for funding the Company’s working capital requirements and meeting other general corporate needs.  With this amendment now in place, we feel comfortable that sufficient funding will be available to meet such needs next year and beyond.”

Commenting on the Company’s future plans, Mr. Perisano stated, “Over the past two years we have opened a total of five new stores, bringing our chain-wide total to 38.  Assuming we can successfully negotiate new real estate deals that meet our criteria, we feel that increasing our line of credit limit helps position us to accelerate that pace beginning in 2004.  Accordingly, we are currently planning to open seven new stores in 2004 and a similar number of new stores in each of the next few years beyond 2004.  This new agreement will also be available to provide the funding to replace our current point-of-sale system with a new system that we expect will improve customer service and inventory management.  We intend to begin the development and testing phases of the systems replacement early in 2004 and complete the systems roll-out to the entire chain by mid-year.”

William Mayer, President and Chief Operating Officer of Wells Fargo Retail Finance, LLC, commented, “It has been exciting to watch the very successful transformation of iParty to a leading party supply multi-channel retailer and we are thrilled about continuing our highly valued relationship with iParty.”

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer which operates 38 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com.  iParty’s aim is to make throwing a successful event both stress-free and fun.  With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with a definitive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween.  iParty offers reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion.  Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:  This release contains forward-looking statements, including our statements regarding store openings that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about the industry and markets in which iParty operates.  The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty’s expectations or beliefs as of any date subsequent to the date of this press release.  Important factors that may affect future operating results include the effects of adverse changes in overall economic conditions, the success or failure of the Company’s efforts to implement its business strategy; the Company’s inability to obtain additional financing, if required; third-party suppliers’ failure to fulfill their obligations to the Company; unseasonable weather; intense competition; the availability of retail store space on reasonable lease terms; the failure of the Company’s systems or those of its third-party suppliers; general economic developments affecting consumer confidence or spending patterns, particularly in the New England region; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-trade companies listed on the American Stock Exchange; and government regulation of the Internet.  For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-KSB/A for the most recently ended fiscal year and “Factors That May Affect Future Results” in the Company’s Quarterly Report on Form 10-Q for the most recently ended fiscal quarter.

Contact:

iParty Corp.

Patrick Farrell, 781-355-3717